Exhibit 99.77c

Item 77C

Scudder International Fund, a series of SCUDDER INTERNATIONAL FUND, INC.

The Proxy Statement on Schedule 14A for Scudder International Fund, a series of Scudder International Fund, Inc. (File No. 811-03043), is incorporated by reference to the Definitive Proxy Statement for such fund filed with the Securities and Exchange Commission on February 22, 2002.